As filed with the Securities and Exchange Commission on April 14, 2023

Registration No. 333-270985
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Compugen Ltd.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Azrieli Center
26 Harokmim Street
Building D
Holon 5885849, Israel
+972-3-765-8585
(Address and telephone number of Registrant’s principal executive offices)
___________________

Compugen USA, Inc.
225 Bush Street, Suite 348
San Francisco, CA 94104
Phone: 415-373-0556
Fax: 415-373-0776
(Name, address, and telephone number of agent for service)
___________________

Copies to:

Alberto Sessa Chief Financial Officer Compugen Ltd. Azrieli Center 26 Harokmim Street Building D Holon 5885849, Israel Phone: +972-3-765-8585 Fax: +972-3-765-8555	Daniel I. Goldberg Eric Blanchard Cooley LLP 55 Hudson Yards New York, New York 10001-2157 Tel: 212-479-6000 Fax: 212-479-6275	Shelly Blatt Zak Ivor Krumholtz Shibolet & Co., Law Firm Tou Towers Yitzhak Sadeh 4 Tel Aviv-Yafo 6777504, Israel Tel: +972-3-307-5000 Fax: +972-3-777-8444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•
a base prospectus which covers the offering, issuance, and sale by us of up to $350,000,000 of our ordinary shares, debt securities, rights, warrants and units comprising any combination of these securities; and

•
a sales agreement prospectus covering the offering, issuance, and sale by us of up to a maximum aggregate offering price of $50,000,000 of our ordinary shares that may be issued and sold under a sales agreement (the “sales agreement”) with SVB Securities LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $50,000,000 of ordinary shares that may be offered, issued and sold under the sales agreement prospectus is included in the $350,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement, any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $350,000,000 of securities may be sold in other offerings by us pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 14, 2023

PROSPECTUS

$350,000,000
Ordinary Shares
Debt Securities
Rights
Warrants
Units

We may offer and sell from time to time in one or more offerings our ordinary shares, debt securities, rights, warrants and units comprising any combination of these securities having an aggregate offering price up to $350,000,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

Our ordinary shares are traded on The Nasdaq Global Market and on the Tel Aviv Stock Exchange under the symbol “CGEN.” The closing sale price of our ordinary shares on The Nasdaq Global Market and on the Tel Aviv Stock Exchange on April 13, 2023 was $0.62 and New Israeli Shekel ("NIS") 2.219 ($0.61 at a current exchange rate of $1 to NIS 3.6550, in accordance with the $-NIS exchange rate published by the Bank of Israel on April 13, 2023), respectively per share. The currency in which our shares are traded on the Tel Aviv Stock Exchange is NIS.

An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 2 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is    , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $350,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Compugen,” “the Company,” “we,” “us,” “our” and similar references refer to Compugen Ltd. and our wholly owned subsidiary, Compugen USA, Inc. except where the context otherwise requires or as otherwise indicated.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

Compugen Ltd.

Overview

We are a clinical-stage therapeutic discovery and development company utilizing our broadly applicable predictive computational discovery capabilities to identify novel drug targets and new biological pathways to develop therapeutics in the field of cancer immunotherapy. Our innovative immuno-oncology pipeline consists of four clinical stage programs, targeting immune checkpoints we discovered computationally, COM701, COM902, AZD2936 and bapotulimab (formerly known as BAY1905254). Our lead product candidate, COM701, a potential first-in-class anti-PVRIG antibody, has been evaluated in Phase 1 clinical trials, for the treatment of solid tumors as a monotherapy and in combination with nivolumab ± Bristol Myers Squibb investigational anti-TIGIT, BMS-986207. Following the termination of our collaboration with Bristol Myers Squibb Company, these combination studies are being wound down while the monitoring of patients on study treatment is still ongoing. COM902, a potential best-in-class therapeutic antibody targeting TIGIT, has been evaluated in Phase 1 clinical trials as a monotherapy and in combination with COM701. As part of our data-driven focus on two specific tumor types for the further clinical evaluation of COM701 and COM902, we dosed our first patient in our clinical trial in metastatic microsatellite stable colorectal cancer with a triple treatment combination of COM701, COM902 and pembrolizumab and are working to initiate our study in the said triple treatment combination in platinum resistant ovarian cancer patients. AZD2936 is a novel anti PD-1/TIGIT bispecific antibody where the TIGIT-specific component is derived from our COM902 antibody. AZD2936 is being developed by AstraZeneca PLC (“AstraZeneca”) pursuant to an exclusive license agreement between us and AstraZeneca and is in Phase 2 clinical trial in patients with advanced or metastatic non-small cell lung cancer. Bapotulimab, an antibody targeting ILDR2, was licensed to Bayer Pharma AG (“Bayer”) under a research and discovery collaboration and license agreement, is also in a Phase 1 clinical trial in immuno-oncology treatment naïve head and neck squamous cell carcinoma patients. This research and discovery collaboration and license agreement expired on February 27, 2023, and we are pursuing our right to receive a license of Bayer’s intellectual property as required to allow us to continue the development and commercialization of bapotulimab, to the extent we choose to do so. Our therapeutic pipeline of early-stage immuno-oncology programs consists of programs aiming to address various mechanisms of immune resistance. The most advanced early-stage program, COM503, a potential first-in-class, high affinity antibody, which blocks the interaction between IL-18 binding protein and IL-18, thereby freeing natural IL-18 to inhibit cancer growth in the tumor microenvironment, entered pre-IND enabling studies. Our business model is to selectively enter into collaborations for our novel targets and related drug product candidates at various stages of research and development under various revenue-sharing arrangements. Integrating cutting edge computational capabilities with ground-breaking immuno-oncology research and drug development expertise has enabled the advancement of three drug targets from computer prediction through successful preclinical studies to the clinic and as a result, we believe that we are uniquely positioned to discover and develop potential new, first-in-class treatment options for cancer patients.

Corporate Information

Our legal and commercial name is Compugen Ltd. We were incorporated on February 10, 1993, as an Israeli corporation and operate under the Israeli Companies Law, 5759-1999, as amended, together with all applicable regulations promulgated thereunder (the “Companies Law”). Compugen USA, Inc., our wholly owned subsidiary, was incorporated in Delaware in March 1997, and is qualified to do business in California, with an office located at 225 Bush Street, Suite 348, San Francisco, CA 94104.

Our principal executive offices are located at 26 Harokmim Street, Building D, Holon 5885849, Israel. Our telephone number is +972-3-765-8585 and our website is www.cgen.com. The information on, or accessible through, our website or any other website referenced herein is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus and should not be relied upon with respect to this offering.

RISK FACTORS

Investing in our securities may involve a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Unfavorable global or domestic political or economic conditions could adversely affect our business, financial condition or results of operations.

The global economy continues to experience significant volatility, and the economic environment may continue to be, or become, less favorable than that of past years. Higher costs for goods and services, inflation, deflation, the imposition of tariffs or other measures that create barriers to or increase the costs associated with international trade, overall economic slowdown or recession and other economic factors in Israel, the U.S. or in any other markets in which we operate could adversely affect our operations and operating results. Among other matters, the continued risk of a debt default by one or more European countries, related financial restructuring efforts in Europe, and/or evolving deficit and spending reduction programs instituted by the U.S. and other governments could negatively impact the global economy and/or pharmaceutical and biotech industry.

Furthermore, the Israeli government has been pursuing in the last couple of months extensive changes to Israel’s judicial system. These proposed changes have sparked extensive political debate. In response to the foregoing developments, many individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel, including due to reluctance of foreign investors to invest or transact business in Israel, increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets, difficulties to attract or retain employees, limitations on foreign exchange transfers outside of Israel and other potential changes in macroeconomic conditions. While these proposed extensive changes seem to have been put on hold for the time being, to the extent that they are pursued again and any of the above negative developments associated therewith do occur, they may have an adverse effect on our business, our results of operations, our share price, our ability to raise additional funds, should we seek to do so, and our ability to attract or retain employees.

Furthermore, although to date we have not been directly impacted by the current military conflict between Russia and Ukraine, this conflict, or any expansion thereof, could disrupt or otherwise adversely impact our operations and those of third parties upon which we rely. Related sanctions, export controls or other actions have been or may in the future be initiated by nations including the United States, the European Union or Russia (e.g., potential cyberattacks, disruption of energy flows, etc.), which could adversely affect our business and/or our supply chain, our CROs, CMOs and other third parties with whom we conduct business. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business. Moreover, the March 2023 failure of Silicon Valley Bank and Signature Bank and their potential near- and long-term effects on the global market in general and the pharmaceutical and biotech industry and its participants, in particular, may also adversely affect our operations and share price.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate“ “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume,” “potential,” “likely,” “confident” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, the timing, progress, and results of preclinical studies and clinical trials, the timing, scope, or likelihood of regulatory filings and approvals, proposed products, anticipated collaborations, our ability to identify, develop and advance any future product candidates into, and successfully complete, clinical studies, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

CAPITALIZATION

The table below sets forth our cash and cash equivalents, restricted cash, short-term bank deposits, and capitalization as of December 31, 2022. The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus.

As of December 31, 2022
(in thousands, except share and per share data)
Cash and cash equivalents, restricted cash and short-term bank deposits	$83,708
Shareholder’s equity:
Ordinary shares, NIS 0.01 nominal value: 200,000,000 shares authorized and 86,624,643 shares issued and outstanding	240
Additional paid-in capital	533,213
Accumulated deficit	(455,773)
Total shareholders’ equity	77,680
Total capitalization	$77,680

The number of outstanding ordinary shares set forth above excludes, as of December 31, 2022:

•	8,157,749 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, having a weighted average exercise price of $5.43 per share;
•	an aggregate 1,918,297 ordinary shares issuable and reserved for future grants under our 2010 Share Incentive Plan;
•
297,469 ordinary shares issuable upon the exercise of warrants issued to certain institutional investors in a registered direct offering completed in June 2018, with an exercise price of $4.74 per share; and

•	an aggregate of 324,146 ordinary shares issuable under the Compugen 2021 Employee Share Purchase Plan.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, which may include, among others, working capital, intellectual property protection and enforcement, capital expenditures, acquisitions or collaborations, pre-clinical and clinical development of our product candidates, research and development and product development and repayment or refinancing of indebtedness or other corporate borrowings. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term and long-term, investment grade, interest bearing instruments.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, rights, warrants to purchase ordinary shares and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, debt securities, rights, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $350,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 200,000,000 ordinary shares, nominal (par) value NIS 0.01 per share. As of December 31, 2022, 86,624,643 ordinary shares were issued and outstanding. Subject to our amended and restated articles of association (the “Articles”), fully paid ordinary shares of the Company confer on the holders thereof rights to attend and to vote at general meetings of the shareholders. Subject to the rights of holders of shares with limited or preferred rights which may be issued in the future, the ordinary shares of the Company confer upon the holders thereof equal rights to vote, to receive dividends and to participate in the distribution of the assets of the Company upon its winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. All outstanding ordinary shares are validly issued and fully paid.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies is 51-177-963-9. Our purpose as set forth in our Articles is to engage in any lawful act or activity for which companies may be organized under the Companies Law.

Rights Attached to Our Shares

Subject to our Articles, fully paid ordinary shares confer on the holders thereof rights to attend and to vote at general meetings of the shareholders. Subject to the rights of holders of shares with limited or preferred rights which may be issued in the future, our ordinary shares confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of our assets upon our winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. No preferred shares are currently authorized. All outstanding ordinary shares are validly issued and fully paid.

Voting Rights

Subject to the provisions of our Articles, holders of ordinary shares have one vote for each ordinary share held by such shareholder of record, on all matters submitted to a vote of shareholders. Shareholders may vote in person, by proxy or by proxy card. Alternatively, shareholders who hold shares through members of the Tel Aviv Stock Exchange may vote electronically via the electronic voting system of the Israel Securities Authority (“Electronic Vote”). These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. As our ordinary shares do not have cumulative voting rights in the election of directors, the holders of the majority of the shares present and voting at a shareholders meeting have the power to elect all of our directors.

Transfer of Shares

Our ordinary shares which have been fully paid-up are transferable by submission of a proper instrument of transfer together with the certificate of the shares to be transferred and such other evidence of title, as our Board of Directors may require, unless such transfer is prohibited by another instrument or by applicable securities laws.

Dividends

Under the Companies Law, dividends may be distributed only out of profits available for dividends as determined by the Companies Law, provided that there is no reasonable concern that the distribution will prevent the Company from being able to meet its existing and anticipated obligations when they become due. If the company does not meet the profit requirement, a court may nevertheless allow the company to distribute a dividend, as long as the court is convinced that there is no reasonable concern that such distribution will prevent the company from being able to meet its existing and anticipated obligations when they become due. Pursuant to our Articles, no dividend shall be paid other than out of the profits of the Company. Generally, under the Companies Law, the decision to distribute dividends and the amount to be distributed is made by a company’s board of directors.

Our Articles provide that our Board of Directors may, subject to the Companies Law, from time to time, declare and cause the Company to pay such dividends as may appear to the Board of Directors to be justified by the profits of our Company. Subject to the rights of the holders of shares with preferential, special or deferred rights that may be authorized in the future, our profits which shall be declared as dividends shall be distributed according to the proportion of the nominal (par) value paid up or credited as paid up on account of the shares held at the date so appointed by the Company and in respect of which such dividend is being paid, without regard to the premium paid in excess of the nominal (par) value, if any. The declaration of dividends does not require shareholders’ approval.

To date, we have not declared or distributed any dividend and we do not intend to pay cash dividends on our ordinary shares in the foreseeable future.

Liquidation Rights

In the event of our winding up on liquidation or dissolution, subject to applicable law and after satisfaction of liabilities to creditors, our assets available for distribution among the shareholders shall be distributed to the holders of ordinary shares in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. This liquidation right may be affected by the grant of limited or preferential rights as to liquidation to the holders of a class of shares that may be authorized in the future.

Redemption Provisions

We may, subject to applicable law and to our Articles, issue redeemable shares and redeem the same upon such terms and conditions as determined by our Board of Directors.

Limitation of Liability

Under our Articles, the liability of each shareholder for the Company’s obligations is limited to the unpaid sum, if any, owing to the Company in consideration for the issuance of the shares held by such shareholder.

Modification of Class Rights

Our amended and restated Memorandum of Association (“Memorandum”), provides that we may amend the Memorandum in order to increase, consolidate or divide or otherwise amend our share capital by a simple majority of the voting power present at a shareholders meeting as currently provided in our Articles or by such other majority as shall be set forth in our Articles from time to time.

Pursuant to our Articles, if at any time our share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by our Articles, may be modified or abrogated by the Company, subject to the consent in writing of, or sanction of a resolution passed by, the holders of a majority of the issued shares of such class at a separate general meeting of the holders of the shares of such class.

Limitations on the Rights to Own Securities

Our Articles and Israeli law do not restrict the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, though such ownership is prohibited under applicable law with respect to subjects of nations which are in a state of war with Israel.

Changes in Authorized Share Capital

Our Articles enable us, among others, to increase or reduce our authorized share capital. Any such changes are subject to the provisions of the Companies Law and our Articles and must be approved by a resolution duly passed by a simple majority of our shareholders at a general meeting by voting on such change in capital.

Shareholders’ Meetings and Resolutions

Our Articles provide that our annual general meeting shall be held once in every calendar year at such time (within a period of not more than fifteen months after the last preceding annual general meeting), and place determined by our Board of Directors. Our Board of Directors may, in its discretion, convene additional special shareholders meetings and, pursuant to the Companies Law, must convene a meeting upon the demand of: (a) two directors or one quarter of the directors in office; or (b) the holder or holders of (i) 5% or more of our issued share capital and one percent or more of our voting rights; or (ii) 5% or more of our voting rights. All demands for shareholders meetings must set forth the items to be considered at that meeting.

The chairman of the Board of Directors, or any other director or other office holder (as such term is Companies Law, which includes a director, the chief executive officer, chief business manager, deputy chief executive officer, vice chief executive officer, any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title, and any manager who is directly subordinated to the chief executive officer) of the Company which may be designated for this purpose by the Board of Directors, shall preside as chairman at each of our general meetings. If there is no such chairman, or if the appointed chairman is unwilling to take the chair, or if he shall have indicated in advance that he will not be attending, or if at any meeting such chairman is not present within thirty (30) minutes after the time fixed for holding the meeting, then those present at the meeting shall choose someone present to be chairman of the meeting. The office of chairman shall not, by itself, entitle the holder thereof to vote at any general meeting nor shall it entitle a second or casting vote.

According to regulations promulgated pursuant to the Companies Law and governing the terms of notice and publication of shareholder meetings of public companies (the “General Meeting Regulations”), holder(s) of one percent or more of the Company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, generally by submitting a proposal within seven days of publicizing the convening of a shareholder meeting, or within fourteen days, if the Company publishes at least 21 days prior to publicizing the proxy materials for a shareholder meeting, a preliminary notice stating its intention to convene such meeting, the agenda thereof, shareholder’s right to propose a matter to be included on the agenda of such meeting and company’s right not to examine such proposals received upon termination of 14 day period from the publication of such notice. Any such proposal must further comply with the information requirements under applicable law and our Articles. The agenda for a shareholder meeting is determined by the Board of Directors and must include matters in respect of which the convening of a shareholder meeting was demanded and any matter requested to be included by holder(s) of one percent of the Company’s voting rights, as detailed above.

Pursuant to the Companies Law and the General Meeting Regulations shareholder meetings generally require prior notice of not less than 21 days, and not less than 35 days in certain cases. Pursuant to our Articles, we are not required to deliver or serve notice of a general meeting or of any adjournments thereof to any shareholder. However, subject to applicable law and stock exchange rules and regulations, we will publicize the convening of a general meeting in any manner reasonably determined by us, and any such publication shall be deemed duly made, given and delivered to all shareholders on the date on which it is first made, posted, filed or published in the manner so determined by us in our sole discretion.

The function of the annual general meeting is to elect directors, receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the directors and auditors, appoint auditors and transact any other business which under our Articles or applicable law may be transacted by the shareholders of the Company in a general meeting.

Pursuant to our Articles, the quorum required for a meeting of shareholders consists of at least two shareholders, present in person, by proxy, by proxy card or by Electronic Vote and holding shares conferring in the aggregate twenty-five percent (25%) or more of the voting power of the Company. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the following week at the same time and place or to such other later day, time and place as the Board of Directors may determine and specify in the publication with respect to the Meeting. At the adjourned meeting, any number of participants will constitute a quorum present, in person, by proxy, by proxy card or by Electronic Vote; provided, however, that special general meeting which was convened by the Board upon the demand of shareholders or directors then in office, as detailed above, or directly by such shareholders or directors, in accordance the terms of the Companies Law, shall be cancelled.

Generally, under the Companies Law and our Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at the meeting, in person, by proxy, by proxy card or by Electronic Vote, and voting on the matter, unless a different majority is required by law or pursuant to our Articles such as a resolution for the voluntary winding up of our Company which requires the approval of holders of 75% of the voting power presented and voting at the meeting, or resolutions concerting certain related party transactions as set forth in Sections 267 and 270-275 of the Companies Law.

Change of Control

Merger

Under the Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required, unless determined otherwise by the court. Similarly, unless an Israeli court determines otherwise, a merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (abstentions are disregarded), after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including by the relatives of, or corporations controlled by, these persons. In approving a merger, the board of directors of both merging companies must determine that there is no reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy its obligations to its creditors. Similarly, upon the request of a creditor of either party to the proposed merger, an Israeli court may prevent or delay the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy the obligations of the merging parties. A court may also issue other instructions for the protection of the creditors’ rights in connection with a merger. Further, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposals for the approval of the merger were filed with the Israeli registrar of companies; and (ii) 30 days have passed since the merger was approved by the shareholders of each party.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval for the purpose of allowing the purchaser to hold more than 25% of 45% of the voting rights in the company, as the case may be, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer and may further negotiate with third parties in order to obtain a competing offer. Shares purchased in contradiction to the tender offer rules under the Companies Law will have no rights and will become dormant shares.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Full Tender Offer

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, the acquirer will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order for all of the shares that the purchaser offered to purchase be transferred to him by operation of law, one of the following needs to have occurred: (i) the shareholders who declined or do not respond to the tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the tender offer accepted the offer, or (ii) the shareholders who declined or do not respond to the tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

A shareholder that had his or her shares so transferred, whether he or she accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, the purchaser may provide in its offer that shareholders who accept the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the purchaser may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital. The above restrictions apply, in addition to the acquisition of shares, to the acquisition of voting power.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC.

The Nasdaq Global Market and the Tel Aviv Stock Exchange

Our ordinary shares are listed on The Nasdaq Global Market and the Tel Aviv Stock Exchange under the symbol “CGEN.”

Warrants

As of December 31, 2022, we had warrants outstanding to purchase an aggregate of 297,469 ordinary shares. See “Description of Warrants-Outstanding Warrants.”

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

•	Share Options. Since January 1, 2020 and through December 31, 2022, we have issued a total of 3,321,103 ordinary shares upon the exercise of share options.

•
Registered Direct Offering. In June 2018, we entered into a definitive securities purchase agreement with certain institutional investors and a placement agency agreement with JMP Securities LLC, in connection with a registered direct offering which resulted in the issuance of 5,316,457 of our ordinary shares at a purchase price of $3.95 per share. In connection with the issuance of the ordinary shares, we also issued warrants to purchase up to 4,253,165 additional ordinary shares. The warrants have an exercise price of $4.74 per share and have a term of five years from the date of issuance. Since January 1, 2020 and through December 31, 2022, we have issued a total of 3,955,696 ordinary shares upon exercise of the said warrants.

•
Public Offering. In March 2020, we entered into an underwriting agreement with SVB Leerink LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of several underwriters relating to the issuance and sale in a public offering of 8,333,334 of our ordinary shares at a price to the public of $9.00 per share (and a price of $8.46 per share to the underwriters). In addition, we granted the underwriters a 30-day option to purchase additional ordinary shares at the price set forth above. On April 14, 2020, we issued and sold, pursuant to that underwriting agreement an additional 483,005 ordinary shares pursuant to the underwriters’ option specified above. We sold a total of 8,816,339 ordinary shares in the offering with gross proceeds of approximately $79.3 million.

•
Bristol Myers Squibb Securities Purchase Agreement. In November 2021, we and Bristol Myers Squibb entered into a securities purchase agreement pursuant to which Bristol Myers Squibb purchased 2,332,815 ordinary shares of Compugen at a purchase price of $8.57333 per share, which represented a 33% premium over the closing price of our ordinary shares on the last trading day immediately prior to the execution of this agreement. Gross proceeds from this private placement were approximately $20 million.

Authorized Share Capital

Our authorized share capital is equal to NIS 2,000,000 divided into 200,000,000 ordinary shares nominal (par) value NIS 0.01 per share.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities or subordinated debt securities under an indenture that we will enter into with a trustee to be named in the indenture. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. We have filed a form of indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. The indenture does not limit the amount of debt securities that may be issued thereunder, and it provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We will describe in each applicable prospectus supplement the following terms relating to a series of debt securities being offered, including:

•	title or designation;
•	the aggregate principal amount and any limit on the amount that may be issued;
•
the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	the maturity date and the date or dates on which principal will be payable;

•
the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the place or places where payments will be payable;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, any series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•	whether we will be restricted from incurring any additional indebtedness;
•	a discussion of any material or special Israeli or U.S. federal income tax considerations applicable to a series of debt securities;
•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•
if we fail to observe or perform any other covenant set forth in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the applicable prospectus supplement(s) relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the indenture; and
•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the indenture without the consent of any holders with respect to specific matters, including:

•	to cure any ambiguity, defect or inconsistency in the indenture;
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•	reducing the principal amount of discount securities payable upon acceleration of maturity;
•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agreement if we offer rights, see “Where You Can Find Additional Information.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase ordinary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	the number of ordinary shares purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including, in the case or warrants to purchase ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, rights, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•
the terms of the units and of the ordinary shares, debt securities, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

•	the provisions for the payment, settlement, transfer or exchange of the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable units agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable units agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may also sell the securities directly to corporate partners in various programs of the Company, institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.
We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the securities exchange or quotation or trading service on which such securities are then listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

LEGAL MATTERS

Certain matters of Israeli law with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Shibolet & Co., Law Firm, Tel Aviv, Israel. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Compugen Ltd. appearing in the Annual Report on Form 20-F for the year ended December 31, 2022 and the effectiveness of Compugen Ltd. internal control over financial reporting as of December 31, 2022, as filed with the SEC on February 28, 2023, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports pertaining to such consolidated financial statements and the effectiveness of Compugen Ltd. internal control over financial reporting as of the respective dates, given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 144 Menachem Begin Road, Building A, Tel-Aviv, Israel 6492102.

EXPENSES

Other than the SEC registration fee and the FINRA filing fee, the following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$0
FINRA filing fee	$1,032.61
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1) These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 20-F for the year ended December 31, 2022, filed on February 28, 2023 (File No. 000-30902);
•	our Reports on Form 6-K filed on January 31, 2023, February 14, 2023, February 27, 2023, March 6, 2023 and March 10, 2023 (File Nos. 000-30902); and
•
the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on August 2, 2000, including any amendments or reports filed for the purpose of updating the description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K filed by us, all subsequent reports on Forms 10-Q and 8-K filed by us, and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date hereof but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Eran Ben Dor
General Counsel
Compugen Ltd.
26 Harokmim Street
Building D
Holon 5885849, Israel
Phone: +972-3-765-8585
Fax: +972-3-765-855

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our office holders, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. So long as we are a foreign private issuer, we anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at www.cgen.com, through which you can access certain SEC filings. The information set forth on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and office holders, almost all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and almost all of our directors and other officer holders are located outside the United States, any judgment obtained in the United States against us or any of them may not be collectible within the United States.

Additionally, it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear such a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgments were rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments are not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;
•	the judgment is not subject to any further appeal procedures; and
•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

Generally, an Israeli court will not enforce a foreign judgment if the motion for enforcement was filed more than five years after the date of its award in the United States, unless Israel and the United States have agreed otherwise on a different period, or if an Israeli court finds exceptional reasons justifying the delay.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, office holders and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 14, 2023

PROSPECTUS SUPPLEMENT

Up to $50,000,000
Ordinary Shares

We previously entered into a sales agreement (the “sales agreement”) with SVB Securities LLC (“SVB Securities”) dated January 31, 2023, relating to the sale of our ordinary shares, par value New Israeli Shekel (“NIS”) 0.01 per share (the “ordinary shares”). In accordance with the terms of the sales agreement, pursuant to this prospectus supplement, we may offer and sell our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time through SVB Securities, acting as our sales agent.

Our ordinary shares are traded on The Nasdaq Global Market and the Tel Aviv Stock Exchange (the “TASE”), under the symbol “CGEN.” The last reported sale price for our ordinary shares on The Nasdaq Global Market and on the TASE on April 13, 2023, was $0.62 and NIS 2.219 per share ($0.61 at a current exchange rate of $1 to NIS 3.6550, in accordance with the NIS-$ exchange rate published by the Bank of Israel on April 13, 2023), respectively. The currency in which our shares are traded on the TASE is the NIS.

Sales of our ordinary shares, if any, under this prospectus supplement may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). SVB Securities is not required to sell any specific number or dollar amount of ordinary shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between SVB Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

SVB Securities will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3.0% of the aggregate gross proceeds of any ordinary shares sold under the sales agreement. In connection with the sale of our ordinary shares on our behalf, SVB Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of SVB Securities will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-19 for additional information regarding the compensation to be paid to SVB Securities. We have also agreed to provide indemnification and contribution to SVB Securities against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our ordinary shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state or other securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

SVB Securities

The date of this prospectus supplement is           , 2023.

About this Prospectus Supplement

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $350,000,000. Under this prospectus supplement, we may, from time to time, sell up to $50,000,000 of our ordinary shares from time to time through SVB Securities acting as our sales agent at prices and on terms to be determined by market conditions at the time of the offering. The $50,000,000 of ordinary shares that may be sold under this prospectus are included in the $350,000,000 of securities that may be sold under the registration statement.

This document is in two parts. The first part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. The second part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may authorize for use in connection with the offering. We have not, and SVB Securities has not, authorized any other person to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and SVB Securities take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and SVB Securities is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, references in this prospectus to “NIS” are to the legal currency of Israel, and “U.S. dollars,” “$” or “dollars” are to United States dollars. References in this prospectus supplement to “Compugen,” “the Company,” “we,” “us” and “our” refer to Compugen Ltd. and our wholly owned subsidiary Compugen USA, Inc., except where the context otherwise requires or as otherwise indicated.

S - i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference into this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein and in any free writing prospectus that we have authorized for use in connection with this offering, statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current beliefs, expectations and assumptions at the time made. Forward-looking statements can be identified by the use of words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “may,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Our actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including those discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein and in any free writing prospectus that we have authorized for use in connection with this offering. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering, we caution you that these statements are based on a combination of facts and factors known by us at the time they are made and our projections of the future, about which we cannot be certain.

In addition, you should refer to the information contained under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these and other factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein or in any free writing prospectus that we have authorized for use in connection with this offering will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein or and in any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised, however, to consult any further disclosures we make on related subjects in the reports we file with the SEC.

S - ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected material information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated herein and therein by reference, including any financial statements in such documents and the notes to those financial statements, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. This prospectus supplement may add to, update or change information contained in or incorporated by reference in the accompanying prospectus.

Overview

We are a clinical-stage therapeutic discovery and development company utilizing our broadly applicable predictive computational discovery capabilities to identify novel drug targets and new biological pathways to develop therapeutics in the field of cancer immunotherapy. Our innovative immuno-oncology pipeline consists of four clinical stage programs, targeting immune checkpoints we discovered computationally, COM701, COM902, AZD2936 and bapotulimab (formerly known as BAY1905254). Our lead product candidate, COM701, a potential first-in-class anti-PVRIG antibody, has been evaluated in Phase 1 clinical trials, for the treatment of solid tumors as a monotherapy and in combination with nivolumab ± Bristol Myers Squibb investigational anti-TIGIT, BMS-986207. Following the termination of our collaboration with Bristol Myers Squibb Company, these combination studies are being wound down while the monitoring of patients on study treatment is still ongoing. COM902, a potential best-in-class therapeutic antibody targeting TIGIT, has been evaluated in Phase 1 clinical trials as a monotherapy and in combination with COM701. As part of our data-driven focus on two specific tumor types for the further clinical evaluation of COM701 and COM902, we dosed our first patient on our clinical trial in metastatic microsatellite stable colorectal cancer with a triple treatment combination of COM701, COM902 and pembrolizumab and we are working to initiate our study in the said triple treatment combination in platinum resistant ovarian cancer patients. AZD2936 is a novel anti PD-1/TIGIT bispecific antibody where the TIGIT-specific component is derived from our COM902 antibody. AZD2936 is being developed by AstraZeneca PLC (“AstraZeneca”) pursuant to an exclusive license agreement between us and AstraZeneca and is in Phase 2 clinical trial in patients with advanced or metastatic non-small cell lung cancer. Bapotulimab, an antibody targeting ILDR2, was licensed to Bayer Pharma AG (“Bayer”) under a research and discovery collaboration and license agreement, is also in a Phase 1 clinical trial in immuno-oncology treatment naïve head and neck squamous cell carcinoma patients. This research and discovery collaboration and license agreement expired on February 27, 2023, and we are pursuing our right to receive a license of Bayer’s intellectual property as required to allow us to continue the development and commercialization of bapotulimab, to the extent we choose to do so. Our therapeutic pipeline of early-stage immuno-oncology programs consists of programs aiming to address various mechanisms of immune resistance. The most advanced early-stage program, COM503, a potential first-in-class, high affinity antibody, which blocks the interaction between IL-18 binding protein and IL-18, thereby freeing natural IL-18 to inhibit cancer growth in the tumor microenvironment, entered pre-IND enabling studies. Our business model is to selectively enter into collaborations for our novel targets and related drug product candidates at various stages of research and development under various revenue-sharing arrangements. Integrating cutting edge computational capabilities with ground-breaking immuno-oncology research and drug development expertise has enabled the advancement of three drug targets from computer prediction through successful preclinical studies to the clinic and as a result, we believe that we are uniquely positioned to discover and develop potential new, first-in-class treatment options for cancer patients.

Our Strategy

We aim to transform patient lives by developing first-in-class therapeutics in the field of cancer immunotherapy based on our computational target discovery capabilities. Our pipeline strategy for the development of potentially first-in-class cancer immunotherapies is differentiated in the competitive landscape of immuno-oncology in the following manner:

•
It is based on the discovery of novel targets and biological pathways discovered by our predictive computational discovery capabilities with the potential to address the unmet need of patients non-responsive to current cancer immunotherapies;

•	We integrate our cutting-edge computational capabilities with our ground-breaking immuno-oncology research and drug development expertise to inform our drug development process; and
•	We use the same integrated capabilities to identify drug combinations and design biomarker strategy for future patient selection.

We believe this uniquely positions us in the discovery and the development of first-in-class drugs for cancer immunotherapy.

In our clinical therapeutic pipeline, our most advanced programs are:

•
COM701 is our lead immuno-oncology pipeline program. COM701 is a humanized antibody that binds with high affinity to PVRIG, a novel immune checkpoint target candidate discovered by us that blocks the interaction with its ligand, PVRL2. Our data suggests that the PVRIG pathway is parallel and complementary to TIGIT, an immune checkpoint discovered computationally by us in 2009. These two pathways intersect with DNAM-1, a costimulatory receptor on T cells and NK cells. The PD-1 pathway also intersects with DNAM-1. In certain tumors, the blockade of both TIGIT and PVRIG may be required to stimulate an antitumor immune response, with or without additional PD-1 pathway blockade. Phase 1 trials for COM701 were initiated in September 2018.

•
COM902 is a high affinity, fully human antibody developed by us, targeting TIGIT, an immune checkpoint. COM902 blocks the interaction of TIGIT with PVR, its ligand. Our preclinical data suggests that in certain tumor indications the blockage of both TIGIT and PVRIG, two coinhibitory arms of the DNAM-1 axis, may be required to stimulate an anti-tumor immune response with or without the blockade of the PD-1 pathway. Phase 1 trials for COM902 were initiated in March 2020.

•
AZD2936 is a novel PD-1/TIGIT bispecific antibody with a TIGIT component that is derived from COM902 and is being developed pursuant to an exclusive license agreement with AstraZeneca. AstraZeneca initiated its Phase 2 trial in patients with advanced or metastatic non-small cell lung cancer in September 2022.

•
Bapotulimab (formerly known as BAY1905254) is a new immune checkpoint identified by us targeting ILDR2, that is being developed by Bayer pursuant to a research and discovery collaboration and license agreement signed in 2013. The research and discovery collaboration and license agreement expired on February 27, 2023, and we are pursuing our right to receive a license under Bayer’s intellectual property as required to allow us to continue the development and commercialization of bapotulimab, to the extent we choose to do so.

Corporate Information

Our legal and commercial name is Compugen Ltd. We were incorporated on February 10, 1993, as an Israeli corporation and operate under the Israeli Companies Law, 5759-1999, as amended together with all regulations promulgated thereunder (the “Companies Law”). Compugen USA, Inc., our wholly owned subsidiary, was incorporated in Delaware in March 1997, and is qualified to do business in California, with an office located at 225 Bush Street, Suite 348, San Francisco, CA 94104.

Our principal executive offices are located at 26 Harokmim Street, Building D, Holon 5885849, Israel. Our telephone number is +972-3-765-8585 and our website is www.cgen.com. The information on, or accessible through, our website or any other website referenced herein is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

THE OFFERING

Ordinary shares offered by us:	Ordinary shares having an aggregate offering price of up to $50 million.

Ordinary shares to be outstanding after this offering:
Up to 156,069,087 ordinary shares, assuming sales of 69,444,444 ordinary shares in this offering at an offering price of $0.72 per share, which was the last reported sale price of our ordinary shares on The Nasdaq Global Market on March 28, 2023. The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Plan of Distribution:	“At the market offering” that may be made from time to time through our sales agent, SVB Securities. See “Plan of Distribution” on page S-19 of this prospectus supplement.

Use of Proceeds:
We currently intend to use the net proceeds from this offering for pipeline development, general corporate purposes and working capital. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors:
Investing in our ordinary shares involves significant risks. See the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Trading markets:	Our ordinary shares are traded on The Nasdaq Global Market and on the TASE under the symbol “CGEN.”

The number of ordinary shares to be outstanding immediately after this offering as shown above is based on 86,624,643 ordinary shares outstanding as of December 31, 2022 and excludes the following as of that date:

•	8,157,749 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, having a weighted average exercise price of $5.43 per share;
•	an aggregate 1,918,297ordinary shares issuable and reserved for future grants under our 2010 Share Incentive Plan;
•	297,469 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares, with an exercise price of $4.74 per share; and
•	an aggregate of 324,146 ordinary shares issuable under the Compugen 2021 Employee Share Purchase Plan.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below as well as those discussed under the section captioned “Item 3. Key Information. Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on February 28, 2023, which is incorporated by reference in the prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties previously described and discussed below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks actually occurs, our business, financial condition, results of operation or cash flow could be adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Risks Related to our Ordinary Shares and this Offering

Our management and board of directors will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management and board of directors will have broad discretion over the use of our net proceeds from this offering, and you will be relying on their judgment regarding the application of these proceeds, which may be different from that contemplated as of the date hereof. Our management and board of directors might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ordinary shares to decline.

The shares offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering, and it is not possible to predict the number of shares that will ultimately be issued and sold or the prices that will be paid by investors. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Investors in this offering may experience immediate and substantial dilution.

The public offering price of the ordinary shares offered pursuant to this prospectus supplement may be higher than the net tangible book value per ordinary shares. Therefore, if you purchase ordinary shares in this offering at a price that is higher than the net tangible book value per share of our ordinary shares, you will incur immediate and substantial dilution in the net tangible book value per share from the price per share that you pay.

You may experience future dilution as a result of future equity offerings.

We may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, we have issued warrants and options to purchase our ordinary shares, and this may result in the issuance of a substantial number of additional ordinary shares upon their exercise, which shares are eligible for, or may become eligible for, unrestricted resale. If the holders of outstanding options or warrants to acquire ordinary shares exercise those options or warrants at prices below the public offering price, you will incur further dilution. We may issue additional securities convertible into or exchangeable for our ordinary shares in the future. Any sales of such shares in the public market or otherwise could reduce the prevailing market price of our ordinary shares, as well as make future sales of ordinary shares by us less attractive or not feasible, thus limiting our capital resources.

We may not be able to meet the continued listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), which require a minimum closing bid price of $1.00 per share, which could result in our delisting and negatively impact the price of our ordinary shares and our ability to access the capital markets.

Our ordinary shares are listed on The Nasdaq Global Market. The Nasdaq Stock Market LLC (“Nasdaq”) provides various continued listing requirements that a company must meet in order for its shares to continue trading on the exchange. Among these requirements is the requirement that our shares trade at a minimum bid price of $1.00 per share. On October 31, 2022, we received a written notice from the Listing Qualifications Department of Nasdaq, notifying us that our ordinary shares failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days from the date of the notification letter from Nasdaq, or until May 1, 2023, to regain compliance with the Minimum Bid Price Requirement. If at any time before May 1, 2023, the closing bid price of our ordinary shares is at least $1.00 for a minimum of 10 consecutive business days, we will be deemed to have regained compliance with the Minimum Bid Price Requirement, following which, Nasdaq will provide a written confirmation of compliance and the matter will be closed. In the event that we do not regain compliance by May 1, 2023, we may transfer the listing and trading of our ordinary shares to The Nasdaq Capital Market, provided that we meet the applicable standards for initial listing of our ordinary shares on the Nasdaq Capital Market (other than the Minimum Bid Price Requirement) and may be eligible for an additional 180 calendar day grace period by providing a written notice of our intention to cure the deficiency during this second compliance period by effecting a reverse share split, if necessary. If we do not regain compliance with the Minimum Bid Price Requirement by May 1, 2023, and we are ineligible for an additional grace period, Nasdaq will provide written notice that the ordinary shares are subject to delisting from The Nasdaq Global Market. In that event, we may appeal the determination to a Nasdaq hearings panel.

There is no assurance that our share price will trade at or above a minimum bid price of $1.00 per share and if we fail to meet minimum listing requirements, there can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq listing criteria. Any such delisting could adversely affect our ability to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, collaborators and employees.

Our ordinary shares are traded on more than one market and this may result in price variations.

In addition to being traded on The Nasdaq Global Market, our ordinary shares are also traded on the TASE. Trading in our ordinary shares on these markets take place in different currencies (U.S. dollars on Nasdaq and NIS on the TASE), and at different times (resulting from different time zones, trading days and public holidays in the United States and Israel). The trading prices of our ordinary shares on these two markets may differ due to these and other factors. Any decrease in the price of our ordinary shares on one market could cause a decrease in the trading price of our ordinary shares on the other market.

Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment and may not receive any funds without selling their ordinary shares.

We have never declared or paid cash dividends on our ordinary shares and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering for the foreseeable future. In addition, because we do not pay cash dividends, if our shareholders want to receive funds in respect of our ordinary shares, they must sell their ordinary shares to do so.

Unfavorable global or domestic political or economic conditions could adversely affect our business, financial condition or results of operations.

The global economy continues to experience significant volatility, and the economic environment may continue to be, or become, less favorable than that of past years. Higher costs for goods and services, inflation, deflation, the imposition of tariffs or other measures that create barriers to or increase the costs associated with international trade, overall economic slowdown or recession and other economic factors in Israel, the U.S. or in any other markets in which we operate could adversely affect our operations and operating results. Among other matters, the continued risk of a debt default by one or more European countries, related financial restructuring efforts in Europe, and/or evolving deficit and spending reduction programs instituted by the U.S. and other governments could negatively impact the global economy and/or pharmaceutical industry.

In addition, the Israeli government has been pursuing in the last couple of months extensive changes to Israel’s judicial system. These proposed changes have sparked extensive political debate. In response to the foregoing developments, many individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel, including due to reluctance of foreign investors to invest or transact business in Israel, increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in security markets, difficulties to attract or retain employees, limitations on foreign exchange transfers outside of Israel and other potential changes in macroeconomic conditions. While these proposed extensive changes seem to have been put on hold for the time being, to the extent that they are pursued again and any of the above negative developments associated therewith do occur, they may have an adverse effect on our business, our results of operations, our share price, our ability to raise additional funds, should we seek to do so, and our ability to attract or retain employees.

Moreover, the March 2023 failure of Silicon Valley Bank and Signature Bank and their potential near- and long-term effects on the global market in general and the pharmaceutical and biotech industry and its participants, in particular, may also adversely affect our operations and share price. Furthermore, although to date we have not been directly impacted by the current military conflict between Russia and Ukraine, this conflict, or any expansion thereof, could disrupt or otherwise adversely impact our operations and those of third parties upon which we rely. Related sanctions, export controls or other actions have been or may in the future be initiated by nations including the United States, the European Union or Russia (e.g., potential cyberattacks, disruption of energy flows, etc.), which could adversely affect our business and/or our supply chain, our CROs, CMOs and other third parties with whom we conduct business. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (the “FDIC”), as receiver. Similarly, on March 12, 2023, Signature Bank Corp. (“Signature”) and Silvergate Capital Corp. were each swept into receivership. Although a statement by the Department of the Treasury, the Federal Reserve and the FDIC indicated that all depositors of Silicon Valley Bank would have access to all of their money after only one business day of closure, including funds held in uninsured deposit accounts, borrowers under credit agreements, letters of credit and certain other financial instruments with Silicon Valley Bank, Signature or any other financial institution that is placed into receivership by the FDIC may be unable to access undrawn amounts thereunder. Although we are not a borrower under or party to any material letter of credit or any other such instruments with Silicon Valley Bank, Signature or any other financial institution currently in receivership, and we are not a borrower under or party to any credit agreement, if we enter into any such instruments and any of our lenders or counterparties to such instruments were to be placed into receivership, we may be unable to access such funds. In addition, if any of our partners, suppliers or other parties with whom we conduct business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. In this regard, counterparties to Silicon Valley Bank credit agreements and arrangements, and third parties such as beneficiaries of letters of credit (among others), may experience direct impacts from the closure of Silicon Valley Bank and uncertainty remains over liquidity concerns in the broader financial services industry. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis.

Inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. Although the U.S. Department of Treasury, FDIC and Federal Reserve Board have announced a program to provide up to $25 billion of loans to financial institutions secured by certain of such government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments, widespread demands for customer withdrawals or other liquidity needs of financial institutions for immediate liquidity may exceed the capacity of such program. Additionally, we regularly maintain cash balances at third-party financial institutions in excess of the FDIC standard insurance limit, and there is no guarantee that the U.S. Department of Treasury, FDIC and Federal Reserve Board will provide access to uninsured funds in the future in the event of the closure of such banks or financial institutions, or that they would do so in a timely fashion.

Our access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our current and projected future business operations could be significantly impaired by factors that affect us, any financial institutions with which we enter into credit agreements or arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

The results of events or concerns that involve one or more of these factors could include a variety of material and adverse impacts on our current and projected business operations and our financial condition and results of operations. These risks include, but may not be limited to, the following:

•	delayed access to deposits or other financial assets or the uninsured loss of deposits or other financial assets;

•	inability to enter into credit facilities or other working capital resources;

•	potential or actual breach of contractual obligations that require us to maintain letters of credit or other credit support arrangements; or

•	termination of cash management arrangements and/or delays in accessing or actual loss of funds subject to cash management arrangements.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses or other obligations, financial or otherwise, result in breaches of our financial and/or contractual obligations, or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.

In addition, any further deterioration in the macroeconomic economy or financial services industry could lead to losses or defaults by our partners, vendors or suppliers, which in turn, could have a material adverse effect on our current and/or projected business operations and results of operations and financial condition. For example, a partner may fail to make payments when due, default under their agreements with us, become insolvent or declare bankruptcy, or a supplier may determine that it will no longer deal with us as a customer. In addition, a vendor or supplier could be adversely affected by any of the liquidity or other risks that are described above as factors that could result in material adverse impacts on us, including but not limited to delayed access or loss of access to uninsured deposits or loss of the ability to draw on existing credit facilities involving a troubled or failed financial institution. The bankruptcy or insolvency of any partner, vendor or supplier, or the failure of any partner to make payments when due, or any breach or default by a partner, vendor or supplier, or the loss of any significant supplier relationships, could cause us to suffer material losses and may have a material adverse impact on our business.

Our shareholders’ rights and responsibilities are governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

Because we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our Articles of Association, as amended from time to time (the “Articles”), and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in U.S.-based corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to a company’s articles of association, an increase of a company’s authorized share capital, a merger of a company and approval of interested party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of an office holder in a company or has another power with respect to a company, has a duty to act in fairness towards such company. Israeli law does not define the substance of this duty of fairness and there is limited case law available to assist in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.

If we are a passive foreign investment company (“PFIC”), our U.S. shareholders may be subject to adverse U.S. federal income tax consequences. Based on our analysis of our estimated income, estimated assets, activities and market capitalization, we believe that we were a PFIC for the taxable year ended December 31, 2022.

For U.S. federal income tax purposes, we generally will be classified as a PFIC for any taxable year in which, after the application of certain look-through rules with respect to our subsidiaries, either: (i) 75% or more of our gross income is passive income or (ii) at least 50% of the average value (determined on the basis of a weighted quarterly average) of our total assets for the taxable year produce or are held for the production of passive income. For purposes of these tests, passive income includes, among other things, dividends, interest, and gains from the sale or exchange of investment property and certain rents and royalties (excluding rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business). Assets that produce or are held for the production of passive income may include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as holding and receiving directly its proportionate share of assets and income of such corporation.

Based on our analysis of our estimated income, estimated assets, activities and market capitalization, we believe that we were a PFIC for the taxable year ended December 31, 2022. However, the determination of whether or not we are a PFIC is a fact-intensive determination made on an annual basis and because the applicable law is subject to varying interpretations, we cannot provide any assurance regarding our PFIC status and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. If we are classified as a PFIC for any taxable year during which a U.S. shareholder holds our ordinary shares, U.S. investors could be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including the treatment of gains realized on the sale of our ordinary shares as ordinary income, rather than as capital gain, the loss of the preferential rate applicable to dividends received on our ordinary shares by individuals who are U.S. holders (as defined in “Material Tax Considerations – Certain Material U.S. Federal Income Tax Considerations to U.S. Holders” below), the addition of interest charges on certain taxes treated as deferred taxes, and additional reporting requirements. A U.S. shareholder of a PFIC generally may mitigate these adverse U.S. federal income tax consequences by making a “qualified electing fund” election (“QEF”), or, in some circumstances, a “mark to market” election. We may provide the information necessary for U.S. holders to make QEF elections if we were treated as a PFIC for any taxable year, although, there is no assurance that we will do so. There is no assurance that we will have timely knowledge of our status as a PFIC in the future. Accordingly, U.S. holders may be unable to make a timely QEF election with respect to our ordinary shares.

For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, as well as certain elections that may be available to U.S. holders, see “Material Tax Considerations – Certain Material U.S. Federal Income Tax Considerations to U.S. Holders.”

If we are a controlled foreign corporation, there could be materially adverse U.S. federal income tax consequences to certain U.S. Holders of our ordinary shares.

Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a controlled foreign corporation ( a “CFC”) for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income” (as defined below), “global intangible low taxed income,” and investment of earnings in U.S. property, regardless of whether we make any distributions. Subpart F income generally includes dividends, interest, rents, royalties, gains from the sale of securities and income from certain transactions with related parties. In addition, a Ten Percent Shareholder that realizes gain from the sale or exchange of shares in a CFC may be required to classify a portion of such gain as dividend income rather than capital gain. An individual that is a Ten Percent Shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a Ten Percent Shareholder that is a U.S. corporation. We cannot provide any assurance that we will assist investors in determining whether we or any of our future non-U.S. subsidiaries are treated as a CFC or furnish to any U.S. holder the information required to comply with the reporting and tax-paying obligations discussed above. Failure to comply with these reporting obligations may subject a Ten Percent Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such Ten Percent Shareholder’s U.S. federal income tax return for the year for which reporting was due from starting.

A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a United States person (as defined by the Internal Revenue Code of 1986, as amended, or, the “Code”) who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of such corporation.

The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. In addition, changes to the attribution rules relating to the determination of CFC status may make it difficult to determine our CFC status for any taxable year. Because our group includes at least one U.S. subsidiary (Compugen USA, Inc.), those changes to the attribution rules may cause any non-U.S. subsidiaries that we form or acquire in the future to be treated as controlled foreign corporations.

Each U.S. holder (as defined in “Material Tax Considerations – Certain Material U.S. Federal Income Tax Considerations to U.S. Holders” below) should consult its own tax advisors with respect to the potential adverse U.S. tax consequences of becoming a Ten Percent Shareholder in a CFC. If we are classified as both a CFC and a PFIC (as defined above), we generally will not be treated as a PFIC with respect to those U.S. holders that meet the definition of a Ten Percent Shareholder during the period in which we are a CFC.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering for our pipeline development, general corporate purposes and working capital. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds from this offering. Pending use of the net proceeds, we currently intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade and/or interest-bearing instruments.

MATERIAL TAX CONSIDERATIONS

The following summarizes material Israeli and U.S. federal tax consequences concerning the acquisition, ownership and disposition of our ordinary shares by purchasers or holders of our ordinary shares. Because parts of this discussion are based on new or existing tax or other legislation that has not been subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will be accepted by the tax or other authorities in question. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, possibly with retroactive effect. The summary below does not address all of the tax consequences that may be relevant to all purchasers or holders of our ordinary shares in light of each purchaser’s or holder’s particular circumstances and specific tax treatment. For example, the summary below does not address the tax treatment of residents of Israel and traders in securities who are subject to specific tax regimes. As individual circumstances may differ, holders of our ordinary shares should consult their own tax advisors as to U.S., Israeli or other tax consequences of the purchase, ownership and disposition of our ordinary shares. This discussion is not intended, nor should it be construed, as legal or professional tax advice and it is not exhaustive of all possible tax considerations. Each person should consult his, her or its own tax or legal advisor.

Israeli Taxation

Taxation of Capital Gains Applicable to Non-Israeli Shareholders

Israeli law generally imposes a capital gains tax on the sale of securities of an Israeli resident company traded on the TASE, on an authorized stock exchange outside Israel or on a regulated market (which includes a system through which securities are traded pursuant to rules prescribed by the competent authority in the relevant jurisdiction), which includes Nasdaq, in or outside Israel (a “Recognized Exchange”). Pursuant to the Israeli Income Tax Ordinance (New Version) 5721-1961 (the “Ordinance”), the capital gains tax rate applicable to individuals upon the sale of such securities is such individual’s marginal tax rate but not more than 25%, or 30% with respect to an individual who meets the definition of a ‘Substantial Shareholder’ on the date of the sale of the securities or at any time during the 12 months preceding such date. A ‘Substantial Shareholder’ is defined as a person who, either alone or together with any other person, holds, directly or indirectly, at least 10% of any of the means of control of a company (which includes, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director).

With respect to corporate investors, capital gain tax equal to the corporate tax rate (23% in 2023 and thereafter) will be imposed on the sale of our traded shares.

However, if our ordinary shares are traded on a Recognized Exchange, gains on the sale of our ordinary shares held by non-Israeli tax resident investors will generally be, subject to certain conditions, exempt from Israeli capital gains tax so long as the gains were not derived from a permanent establishment that the non-Israeli tax resident investor maintains in Israel. Furthermore, non-Israeli “Body of Persons” (as defined in the Ordinance, and includes corporate entities, partnerships, and other entities) will not be entitled to such exemption if Israeli residents, whether directly or indirectly, (i) holds more than 25% of the means of control in such non-Israeli corporation or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such corporation.

Notwithstanding the foregoing, dealers in securities in Israel are taxed at regular tax rates applicable to business income.

In addition, persons paying consideration for shares, including purchasers of shares, Israeli securities dealers effecting a transaction, or a financial institution through which securities being sold are held, are required, subject to any applicable exemptions and the demonstration by the selling shareholder of its non-Israeli residency and other requirements, to withhold tax upon the sale of publicly traded securities at a rate of 25% for individuals and at the corporate tax rate (23% in 2023 and thereafter) for corporations.

The sale of shares may also be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty. For example, the Convention Between the Government of the United States and the Government of the State of Israel With Respect to Taxes of Income, as amended (the “U.S.-Israel Tax Treaty”), exempts U.S. residents for the purposes of the treaty (who are entitled to claim the benefits of the U.S.-Israel Tax Treaty) from Israeli capital gain tax in connection with such sale, provided (i) the U.S. resident owned, directly or indirectly, less than 10% of the Israeli resident company’s voting power at any time within the 12-month period preceding such sale; (ii) the seller, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel. Under the U.S.-Israel Tax Treaty, U.S. residents for the purposes of the treaty may be permitted to claim a credit for such taxes against U.S. federal income tax imposed on the sale, under the circumstances and subject to the limitations specified in the U.S.-Israel Tax Treaty and U.S. tax legislation, as discussed below under “Certain Material U.S. Federal Income Tax Considerations to U.S. Holders – Distributions.”

Income Taxes on Dividend Distribution to Non-Israeli Shareholders

In principle, non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid by Israeli publicly traded companies at the rate of 25%, if the shares are registered with a nominee company (as such term is used in the Israeli Securities Law, 5728-1968). If the shares are not registered with a nominee company, the rate of 25% will apply to non-Israeli residents shareholders who are not considered Substantial Shareholders, as defined above, and who were not considered Substantial Shareholders at any time during the 12 months preceding the date of the distribution, and the rate of 30% will apply to dividends paid to Substantial Shareholders and to persons who were Substantial Shareholders at any time during the 12 months preceding the date of the distribution. Notwithstanding the above, a lower tax rate may be provided under an applicable tax treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid tax certificate from the Israel Tax Authority allowing for a reduced tax rate). The distribution of dividends to non-Israeli residents (either individuals or corporations) from income derived from a company’s Approved Enterprises or Benefiting Enterprises during the applicable benefits period or from Preferred Enterprises is subject to withholding tax at a rate of 20%, unless a lower tax rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid tax certificate from the Israel Tax Authority allowing for a 20% withholding tax rate or a lower tax rate, provided by an applicable tax treaty).

A non-resident of Israel who has received dividend income derived from or accrued in Israel, from which the full amount of tax was withheld, is generally exempt from the duty to file tax returns in Israel with respect to such income, provided that: (i) such income was not derived from a business conducted in Israel by the taxpayer; and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed; and (iii) the taxpayer is not liable for Excess Tax (as described below).

Residents of the United States generally will have withholding tax in Israel deducted at source. They may be entitled to a credit or deduction for U.S. federal income tax purposes for all or part of the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation, as discussed below under “Certain Material U.S. Federal Income Tax Considerations to U.S. Holders – Distributions.”

Under the U.S.-Israel Tax Treaty, the maximum Israeli withholding tax rate on dividends paid to a holder of our ordinary shares who is a U.S. resident for the purposes of the U.S.-Israel Tax Treaty, is generally 25%. The U.S.-Israel Tax Treaty provides that a 15% or a 12.5% Israeli dividend withholding tax will apply to dividends paid to a U.S. corporation owning 10% or more of an Israeli company’s voting shares during, in general, the current and preceding tax year of the Israeli company. The 15% rate applies to dividends distributed from income derived from an Approved Enterprise (a “Benefiting Enterprise”), in each case within the applicable period or, from a Preferred Enterprise, and the lower 12.5% rate applies to dividends distributed from income derived from other sources. However, these provisions do not apply if the company has certain amounts of passive income. The aforementioned rates under the U.S.-Israel Treaty will not apply if the dividend income was derived through a permanent establishment of the U.S. resident in Israel.

Excess Tax

Furthermore, an additional tax liability at the rate of 3% is applicable on the annual taxable income, including, but not limited to, income derived from dividends, interest and capital gains, of individuals who are subject to tax in Israel (whether such individual is an Israeli resident or non-Israeli resident) exceeding a certain threshold (NIS 698,280 in 2023), which amount is linked to the Israeli consumer price index.

Estate and Gift Tax

Israeli law currently does not impose estate or gift taxes.

Certain Material U.S. Federal Income Tax Considerations to U.S. Holders

General

The following is a summary of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our ordinary shares by U.S. holders (as defined below) that hold our ordinary shares as “capital assets” (generally, property held for investment) under the Code. For this purpose, a “U.S. holder” is, a holder, who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares acquired in this offering and who is: (a) a citizen or individual resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust that is subject to the primary supervision of a court over its administration and one or more U.S. persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury Regulations. This summary does not address any tax consequences to persons other than U.S. holders.

The statements in this summary are based on the current U.S. federal income tax laws as contained in the Code, Treasury Regulations, and relevant judicial decisions and administrative guidance, all as of the date hereof, and such authorities may be replaced, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling has been sought from the U.S. Internal Revenue Service (the “IRS”), with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

The following summary does not address all aspects of U.S. federal income tax consequences to certain types of U.S. holders that are subject to special treatment, such as banks; insurance companies; tax-exempt organizations; financial institutions; broker-dealers; dealers in securities or currencies; corporations that accumulate income to avoid U.S. federal income tax; traders in securities that elect to use the mark-to-market method of accounting for their securities; partnerships or other pass-through entities (or arrangements treated as a partnership) for U.S. federal tax purposes; S corporations; regulated investment companies; real estate investment trusts; expatriates; persons owning, directly, constructively or by attribution, 10% or more, by voting power or value, of our ordinary shares; persons whose “functional currency” is not the U.S. dollar; persons who hold ordinary shares as part of a hedging, constructive sale or conversion, straddle, or other risk-reducing transaction; former U.S. citizens or long term residents of the United States; corporations that accumulate income to avoid U.S. federal income tax; persons who hold our ordinary shares in connection with a trade or business, permanent establishment or fixed base outside the United States; or persons that received an interest in our ordinary shares through the exercise of an option or otherwise in exchange for services.

This summary is a general summary and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders based on their particular investment or tax circumstances.

This summary relates only to U.S. federal income taxes and does not address any other taxes, including but not limited to, state, local, or non-U.S. taxes and does not describe all of the U.S. federal income tax consequences that may be relevant, including the special tax accounting rules under Section 451(b) of the Code, the U.S. federal non-income tax considerations, including estate or gift tax considerations, the Medicare contribution and the alternative minimum tax.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner (including a person classified as a partner for U.S. federal income tax purposes) will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our ordinary shares should consult its tax advisors.

This summary is not a substitute for careful tax planning. Prospective investors are urged to consult their own tax advisors regarding the specific U.S. federal, state, foreign and other tax consequences to them, in light of their own particular circumstances, of the purchase, ownership and disposition of our ordinary shares and the effect of potential changes in applicable tax laws.

Passive Foreign Investment Company Rules

In general, a corporation organized outside the United States will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules with respect to income and assets of its subsidiaries, either:

•	at least 75% of its gross income is passive income, or
•
at least 50% of the value (determined on the basis of a quarterly weighted average) of its total assets for the taxable year is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes, among other things, dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Assets that produce or are held for the production of passive income may include cash (unless held in a non-interest bearing account for short term working capital needs), marketable securities and other assets that may produce passive income. The 50% passive asset test described above is generally based on the fair market value of each asset, with the value of goodwill and going concern value determined in large part by reference to the market value of our ordinary shares, which may be volatile. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. Whether we are a PFIC for any taxable year will depend on the composition of our income and the composition and value of our assets (which, may be determined in large part by reference to the market price of the ordinary shares, which is likely to continue to fluctuate) in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year.

Based on the composition of our income, and the composition and value of our assets, in 2022, we believe that we were a PFIC for the taxable year ended December 31, 2022. However, the determination of whether or not we are a PFIC is a fact-intensive determination made on an annual basis and because the applicable law is subject to varying interpretations we cannot provide any assurance regarding our PFIC status and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. In particular, our status as a PFIC in current or any future tax year is uncertain because, among other things, (i) we currently own a substantial amount of passive assets, including cash, (ii) we may not receive milestone payments under any of our collaboration agreements, in which case, our income may be exclusively passive and (iii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may be determined in substantial part by our market capitalization, which may vary substantially over time. Furthermore, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position. No ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. Accordingly, we cannot provide any assurances regarding our PFIC status for the current or future taxable years.

If we are classified as a PFIC in any taxable year during a U.S. holder’s holding period of our ordinary shares, such U.S. holder could be liable for additional taxes and interest charges upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other taxable disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. In these circumstances, the tax will be determined by allocating such distribution or gain ratably over the U.S. holder’s holding period for the ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs, or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us, if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

If we are a PFIC for any year during which a U.S. holder holds the ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ordinary shares. If such election is made, the U.S. holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently again become a PFIC.

If a U.S. holder has made a qualified electing fund (“QEF”) election covering all taxable years during which the holder holds ordinary shares and in which we are a PFIC, distributions and gains will not be taxed as described above. Instead, a U.S. holder that makes a QEF election is required for each taxable year to include in income (i) the holder’s pro rata share of the PFIC’s ordinary earnings as ordinary income or (ii) the holder’s pro rata share of the QEF net capital gain as capital gain, regardless of whether such earnings or gain have in fact been distributed, for each taxable year that the entity is classified as a PFIC. If a U.S. holder makes a QEF election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. holder’s income under the QEF election would not be taxable to the holder. A U.S. holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF election and will decrease its tax basis by any amount distributed on the ordinary shares that is not included in the holder’s income. If a U.S. holder has made a QEF election with respect to its ordinary shares, any gain or loss recognized by the U.S. holder on a sale or other disposition of such ordinary shares will constitute capital gain or loss. In addition, if a U.S. holder makes a timely QEF election, our ordinary shares will not be considered shares in a PFIC in years in which we are not a PFIC, even if the U.S. holder had held ordinary shares in prior years in which we were a PFIC.

U.S. holders should consult their tax advisors regarding making QEF elections in their particular circumstances. If a U.S. holder does not make and maintain a QEF election for the U.S. holder’s entire holding period for our ordinary shares by making the election for the first year in which the U.S. holder owns our ordinary shares, the U.S. holder will be subject to the adverse PFIC rules discussed above unless the U.S. holder can properly make a “purging election” with respect to our ordinary shares in connection with the U.S. holder’s QEF election. A purging election may require the U.S. holder to recognize taxable gain on the U.S. holder’s ordinary shares.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching a completed IRS Form 8621, including the information provided in the PFIC annual information statement, to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. We may provide the information necessary for U.S. holders to make QEF elections if we were treated as a PFIC for any taxable year, although, there is no assurance that we will do so. There is no assurance that we will have timely knowledge of our status as a PFIC in the future. Accordingly, U.S. holders may be unable to make a timely QEF election with respect to our ordinary shares.

U.S. holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a timely and valid “mark-to-market” election is made by a U.S. holder for the ordinary shares held by such U.S. holder. An electing U.S. holder would generally take into account as ordinary income or loss each year an amount equal to the difference between the U.S. holder’s adjusted tax basis in such ordinary shares and their fair market value; however, losses would be allowed only to the extent of the excess of amounts previously included in income over ordinary losses deducted in prior years as a result of the mark-to-market election. Any gain from a sale, exchange or other taxable disposition of the ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other taxable disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. The adjusted tax basis of a U.S. holder’s ordinary shares is increased by the amount included in gross income under the mark-to-market regime, or is decreased by the amount of the deduction allowed under the regime. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

A mark-to-market election is available to a U.S. holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The ordinary shares will be marketable stock as long as they remain listed on a qualified exchange, such as Nasdaq, and are regularly traded. However, we can provide no assurances that our ordinary shares will continue to be listed on a qualified exchange or will be regularly traded. A mark-to-market election will not apply to the ordinary shares for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. U.S. holders are urged to consult their tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in such holder’s particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC (a “lower-tier” PFIC), U.S. holders of our ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. If we are a PFIC and a U.S. holder of our ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. holder disposes of all or part of its ordinary shares. We may provide the information necessary for U.S. holders to make QEF elections with respect to any lower-tier PFIC, although there is no assurance that we will do so. A mark-to-market election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC, and a U.S. holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. holders of our ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. holders are urged to consult their own tax advisors regarding the issues raised by lower-tier PFICs.

Each U.S. holder who is a shareholder of a PFIC must file an annual information report on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

THE RULES DEALING WITH PFICS AND WITH THE QEF AND MARK-TO-MARKET ELECTIONS ARE VERY COMPLEX AND ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING OUR OWNERSHIP OF ANY NON-U.S. SUBSIDIARIES. AS A RESULT, U.S. HOLDERS OF ORDINARY SHARES ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS ABOUT THE PFIC RULES IN CONNECTION WITH THEIR PURCHASING, HOLDING OR DISPOSING OF ORDINARY SHARES.

U.S. Federal Income Tax Consequences If We Are Not a PFIC.

The description of the U.S. federal income tax consequences of the receipt of distributions and the sale or other taxable exchange of our ordinary shares, described in the following two sections “- Distributions” and “- Disposition of Ordinary Shares,” apply only if we are not a PFIC in the relevant year and our ordinary shares are not subject to the rules described above under “-Passive Foreign Investment Company Rules” because we were a PFIC with respect to a U.S. holder and its ordinary shares in a prior year.

Distributions

Subject to the discussion under “- Passive Foreign Investment Company Rules” above, the gross amount of any distributions with respect to our ordinary shares (including any amounts withheld to reflect Israeli withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including any withheld taxes) will be includable in a U.S. holder’s gross income as ordinary income on the day actually or constructively received. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce (but not below zero), the U.S. holder’s adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as described below under “- Disposition of Ordinary Shares.” However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any dividend paid by us will be treated as foreign-source dividend income to U.S. holders, and the dividends received deduction will not be available to a U.S. holder that is taxed as a corporation as a result.

With respect to non-corporate U.S. holders, certain dividends received from a “qualified foreign corporation” that is not a PFIC may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the US-Israel Tax Treaty meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. As discussed under “- Passive Foreign Investment Company Rules” above, there can be no assurance that our ordinary shares will be considered readily tradable on an established securities market in any year. If we are a qualified foreign corporation, and we are not classified as a PFIC for the taxable year in which a dividend is paid or in the preceding taxable year (as discussed above under “- Passive Foreign Investment Company Rules”), dividend income will generally qualify as “qualified dividend income” in the hands of individual U.S. holders, which is generally taxed at the lower applicable long term capital gains rates, provided certain holding period and other requirements for treatment of such dividends as “qualified dividend income” are satisfied. U.S. holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.

Although, to the extent we pay dividends in the future, we intend to pay dividends to U.S. holders in U.S. dollars, the amount of any dividend paid in Israeli currency will equal its U.S. dollar value for U.S. federal income tax purposes, calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. holder, regardless of whether the Israeli currency is converted into U.S. dollars. If the Israeli currency received as a dividend are converted into United States dollars on the date they are received, the U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Israeli currency is not converted into U.S. dollars on the date of receipt, the U.S. holder will have a basis in the Israeli currency equal to its U.S. dollar value on the date of receipt. Any subsequent gain or loss upon the conversion or other disposition of the Israeli currency will be treated as ordinary income or loss, and generally will, for U.S. federal income tax purposes, be treated as income or loss from U.S. sources.

Certain U.S. holders generally may be eligible, subject to a number of complex limitations, to claim Israeli taxes withheld from distributions and paid over to the Israeli taxing authorities either as a deduction from gross income or as a credit against U.S. federal income tax liability. To the extent a refund of the tax withheld is available to a U.S. holder under Israeli law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against a U.S. holder’s United States federal income tax liability. The foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. U.S. holders should consult their own tax advisors regarding the foreign tax credit rules.

Disposition of Ordinary Shares

In general, subject to the discussion under “- Passive Foreign Investment Company Rules”, above, a U.S. holder will recognize U.S.-source capital gain or loss upon a taxable disposition of an ordinary share equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition (including the amount of any foreign taxes withheld therefrom) and the U.S. holder’s adjusted tax basis in such share. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost less any distributions treated as a return of capital as described under “- Distributions” above. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the ordinary share is more than one year at the time of the taxable disposition. Under current law, subject to certain exceptions (including but not limited to those described under “- Passive Foreign Investment Company Rules ” above), long-term capital gain realized by a non-corporate U.S. holder generally will be eligible for reduced rates of tax. The deduction of capital losses may be subject to limitation. Because gain from the sale or other taxable disposition of an ordinary share will generally be treated as U.S.-source income and, subject to certain exceptions, Treasury Regulations generally preclude U.S. taxpayers from claiming a foreign tax credit with respect to any non-U.S. tax imposed on gains from dispositions of shares held as capital assets unless the tax is creditable under an applicable income tax treaty, your ability to claim a foreign tax credit with respect to Israeli tax imposed on any such sale or other taxable disposition, if any, may be significantly limited. U.S. holders should consult their own tax advisors regarding the foreign tax credit rules with respect to any foreign taxes withheld from a taxable disposition of ordinary shares, as well as regarding any foreign currency gain or loss in connection with such a disposition.

Backup Withholding and Information Reporting

In general, information reporting will apply to dividends in respect of our ordinary shares and the proceeds from the sale or exchange of our ordinary shares that are paid to a U.S. holder within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient. A backup withholding tax generally applies to such payments if the U.S. holder fails to provide a taxpayer identification number and a duly executed IRS Form W-9 or certification of other exempt status unless the U.S. holder otherwise establishes that it is exempt from such rules.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Individuals who own “specified foreign financial assets” with an aggregate value in excess of $50,000 may be required to file an information report on IRS Form 8938, “Statement of Specified Foreign Financial Assets,” with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of these rules to their ownership of our ordinary shares.

PLAN OF DISTRIBUTION

We previously entered into the sales agreement with SVB Securities, under which we may issue and sell our ordinary shares from time to time through SVB Securities as our sales agent. Pursuant to this prospectus supplement and accompanying prospectus, we may sell ordinary shares having an aggregate gross sales price of up to $50 million. Sales of our ordinary shares, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Global Market, on or through any other existing trading market for the ordinary shares.

SVB Securities will offer our ordinary shares subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and SVB Securities. We will designate the maximum number or amount of ordinary shares to be sold through SVB Securities on a daily basis or otherwise determine such maximum number or amount together with SVB Securities. Subject to the terms and conditions of the sales agreement, SVB Securities will use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct SVB Securities not to sell ordinary shares if the sales cannot be effected at or above a minimum price designated by us in any such instruction. SVB Securities or we may suspend the offering of our ordinary shares being made through SVB Securities under the sales agreement upon proper notice to the other party. SVB Securities and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time. The offering of our ordinary shares pursuant to the sales agreement will otherwise terminate upon the termination of the sales agreement as provided therein.

The compensation payable to SVB Securities as sales agent will be an amount equal to 3.0% of the gross proceeds of any ordinary shares sold through it pursuant to the sales agreement. We have also agreed to reimburse SVB Securities up to $75,000 for its actual outside legal expenses incurred in connection with the filing of this prospectus supplement and to pay SVB Securities up to $25,000 periodically thereafter for its legal expenses incurred in connection with its ongoing due diligence for this offering. In accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110, these reimbursed fees and expenses are deemed sales compensation to SVB Securities in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to SVB Securities under the sales agreement, will be approximately $265,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales of our ordinary shares, will equal our net proceeds for the sale of such ordinary shares. SVB Securities will provide written confirmation to us no later than the next succeeding trading day on The Nasdaq Global Market after each day on which ordinary shares are sold through it as sales agent under the sales agreement. Each confirmation will include the number or amount of shares sold through it as sales agent on that day, the volume-weighted average price of the shares sold, and the net proceeds to us from such sales.

We will report at least quarterly the number of ordinary shares sold through SVB Securities under the sales agreement, the net proceeds to us and the compensation paid by us to SVB Securities in connection with the sales of ordinary shares during the relevant period. Settlement for sales of ordinary shares will occur, unless the parties agree otherwise, on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the ordinary shares on our behalf pursuant to the sales agreement, SVB Securities will be deemed to be an “underwriter” within the meaning of the securities act and the compensation paid to SVB Securities will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to SVB Securities with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, SVB Securities will not engage in any transactions that stabilize our ordinary shares.

SVB Securities has advised us of the following: SVB Securities is a wholly-owned indirect subsidiary of SVB Financial Group, or SVBFG.  Since SVBFG’s acquisition of SVB Securities, then known as Leerink Partners, in 2019, there has never been any cross-ownership between any of SVBFG’s other past or present operating units, including Silicon Valley Bank. SVB Securities conducts its day-to-day operations under the supervision of its own management, with its own employees, that do not overlap with the management and employees of SVBFG or SVBFG’s other subsidiaries. SVB Securities operates with its own capital, that is separate from, and not commingled with, assets of the other SVBFG operations.  On March 17, 2023, SVBFG commenced a voluntary Chapter 11 proceeding to preserve value. As publicly disclosed by SVBFG, neither SVB Securities nor any of its assets is included in the Chapter 11 filing. Because SVB Securities is not part of the SVBFG bankruptcy filing, creditors of SVBFG do not have any claims to any assets of SVB Securities. SVB Securities continues to operate in the ordinary course and is not subject to oversight by the Bankruptcy Court.  Similarly, the seizure by the FDIC, and the subsequent sale, of Silicon Valley Bank had no direct impact on SVB Securities or its operations. Accordingly, we do not believe that SVBFG’s bankruptcy filing will have any impact on this offering or on SVB Securities’ ability to perform its duties as our sales agent.

Our ordinary shares are listed on the Nasdaq Global Market and the TASE and trade under the symbol “CGEN.” The transfer agent for our ordinary shares is American Stock Transfer & Trust Company, LLC. SVB Securities' address is 1301 Avenue of the Americas, 12th Floor, New York, New York, 10019.

SVB Securities and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters of U.S. securities law relating to this offering will be passed upon for us by Cooley LLP, New York, New York. The validity of the ordinary shares and certain other legal matters as to Israeli law will be passed upon for us by Shibolet & Co., Law Firm, Tel Aviv, Israel. SVB Securities LLC is being represented in connection with this offering by Covington & Burling LLP, New York, New York, with respect to U.S. federal law, and Gornitzky & Co., Tel Aviv, Israel, with respect to Israeli law.

EXPERTS

The consolidated financial statements of Compugen Ltd. appearing in the Annual Report on Form 20-F as amended for the year ended December 31, 2022 and the effectiveness of Compugen Ltd. internal control over financial reporting as of December 31, 2022, as filed with the SEC on February 28, 2023, have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and the assessment of the effectiveness of internal control over financial reporting as of the respective dates are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 144 Menachem Begin Road, Building A, Tel-Aviv, Israel 6492102.

EXPENSES

The following table sets forth the expenses of this offering payable by us, excluding commissions and reimbursement of expenses, in connection with the offering of our ordinary shares registered under the registration statement of which this prospectus forms a part.

Printer fees and expenses	$3,000
Legal fees and expenses	155,000
Accounting fees and expenses	50,000
Miscellaneous	4,000
Total	$212,000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of ordinary shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as other companies not deemed to be a “foreign private issuer” whose securities are registered under the Exchange Act.

You can review the registration statement, including the related exhibits and schedules, as well as any document we file or furnish with the SEC without charge by accessing the SEC’s website at www.sec.gov.

We also maintain a website at www.cgen.com, through which you can access certain SEC filings. The information on, or accessible through, our website is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 20-F for the year ended December 31, 2022, filed on February 28, 2023 (File No. 000-30902);
•	our Reports on Form 6-K filed on January 31, 2023, February 14, 2023, February 27, 2023, March 6, 2023 and March 10, 2023 (File Nos. 000-30902); and
•
the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on August 2, 2000, including any amendments or reports filed for the purpose of updating the description.

All subsequent annual reports on Form 20-F and all subsequent reports on Form 6-K filed by us, that are identified by us as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date hereof but before the termination of the offering under this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.cgen.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. A copy of this prospectus supplement and the accompanying prospectus are available on the Israel Securities Authority’s magna website, www.magna.isa.gov.il. You may request, orally or in writing, a copy of these documents, including a copy of the information incorporated by reference into this prospectus supplement and accompanying prospectus, which will be provided to you at no cost, by contacting:

Eran Ben Dor
General Counsel
Compugen Ltd.
26 Harokmim Street
Building D
Holon 5885849, Israel
Phone: +972-3-765-8585
Fax: +972-3-765-8555

Up to $50,000,000
Ordinary Shares

PROSPECTUS

SVB Securities

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Office Holders

Our Office Holders’ Insurance. Our Articles provide that, subject to the provisions of the Companies Law, we may enter into contracts to insure the liabilities of our Office Holders for any liabilities or expenses incurred by or imposed upon them as a result of any act (or omission) carried out by them as our Office Holders, including with respect to any of the following:

•	a breach of duty of care to us or to another person;
•	a breach of duty of loyalty to us, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not prejudice our interests;
•	monetary liabilities or obligations imposed upon him or her in favor of another person;
•
a payment which the Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israel Securities Law, 5728-1968, or the Securities Law, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses, including attorney’s fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law; and

•
Expenses incurred by the Office Holder in connection with a proceeding under Chapter G’1, of the Israel Restrictive Trade Practices Law, 5748-1988, or the Restrictive Trade Law, including reasonable litigation expenses, including attorney’s fees.

Under the Companies Law, exemption and indemnification of, and procurement of insurance coverage for, our Office Holders, must be approved by our Compensation Committee and our Board of Directors and, with respect to an Office Holder who is the CEO or a director, also by our shareholders. However, according to regulations promulgated under the Companies Law, shareholders and Board approvals for the procurement of such insurance are not required if the insurance policy is approved by our Compensation Committee and: (i) the terms of such policy are within the framework for insurance coverage as approved by our shareholders and set forth in our Compensation Policy; (ii) the premium paid under the insurance policy is at fair market value; and (iii) the insurance policy does not and may not have a substantial effect on the Company’s profitability, assets or obligations.

In accordance with our Compensation Policy, currently in effect, we are currently entitled to hold directors’ and officers’ liability insurance policy for the benefit of our Office Holders with insurance coverage of up to $50 million and with an annual premium of up to $900,000.

Our Office Holders’ Indemnification. Our Articles provide that, subject to the provisions of the Companies Law, we may indemnify any of our Office Holders for all liabilities and expenses incurred by them arising from or as a result of any act (or omission) carried out by them as Office Holders of the Company, including as follows:

•
For any monetary liabilities or obligations imposed on our Office Holder in favor of another person pursuant to a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

•
For any payments which our Office Holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses the Office Holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses, including attorney’s fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law;

•
For reasonable litigation expenses, including attorney’s fees, incurred by the Office Holder in consequence of an investigation or proceeding instituted against the Office Holder by an authority that is authorized to conduct such investigation or proceeding, and which was concluded without filing of an indictment against the Office Holder and without imposing on the Office Holder a financial obligation in lieu of criminal proceedings, or which was concluded without filing of an indictment against the Office Holder but with imposing on such Office Holder a financial obligation in lieu of criminal proceedings in respect of an offense that does not require proof of criminal intent or in connection with a financial sanction; For the purposes hereof: (i) “a proceeding that concluded without filing an indictment in a matter in respect of which an investigation was conducted”; and (ii) “financial obligation in lieu of a criminal proceeding”, shall have the meanings specified in Section 260(a)(1A) of the Companies Law;

•
For reasonable litigation expenses, including attorney’s fees, incurred by the Office Holder or which the Office Holder is ordered to pay by a court, in a proceeding filed against the Office Holder by the Company or on its behalf or by another person, or in a criminal action of which the Office Holder is acquitted, or in a criminal action in which the Office Holder is convicted of an offense that does not require proof of criminal intent;

•	For expenses incurred by our Office Holder in connection with a proceeding under Chapter G’1, of the Restrictive Trade Law, including reasonable litigation expenses, including attorney’s fees;
•	For any other liability, obligation or expense indemnifiable or which our Officer Holders may from time to time be indemnifiable by law.

The Company may undertake to indemnify an office holder as mentioned above: (a) prospectively, provided that with respect of the first act (financial liability) the undertaking is limited to events which in the opinion of the board of directors are foreseeable in light of the Company’s actual operations when the undertaking to indemnify is given, and to an amount or criteria set by the board of directors as reasonable under the circumstances, and further provided that such events and amount or criteria are set forth in the undertaking to indemnify, and (b) retroactively.

Indemnification letters, covering indemnification of those liabilities discussed above, were granted to each of our present Office Holders. Hence, we undertook to indemnify our Office Holders to the fullest extent permitted under the Companies Law.

Our Office Holder’s Exemption. Our Articles provide that, subject to the provisions of the Companies Law, we may exempt and release our Office Holders, including in advance, from all or part of such Office Holder’s liability for monetary or other damages due to a breach of their duty of care to the Company. Our directors are released and exempt from all liability as aforesaid to the fullest extent permitted by law with respect to any such breach, which has been or may be committed.

Limitations on Insurance, Indemnification and Exemption. The Companies Law provides that a company may not insure, exempt or indemnify an office holder for any breach of his or her liability arising from any of the following:

•
a breach by the office holder of his or her duty of loyalty, except that the company may enter into an insurance contract or indemnify an office holder if the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his or her duty of care if such breach was intentional or reckless, but unless such breach was solely negligent;
•	any act or omission done with the intent to derive an illegal personal benefit; or
•	any fine, civil fine, financial sanction or monetary settlement in lieu of criminal proceedings imposed on such office holder.

Item 9. Exhibits

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement.

1.2
Sales Agreement, dated January 31, 2023, by and between the Company and SVB Securities LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Report on Form 6-K filed with the SEC on January 31, 2023 (File No. 000-30902)).

4.1	Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1/A filed with the SEC on August 2, 2000 (File. No 333-12316)).

4.2*	Form of Indenture between the Registrant and one or more trustees to be named.

4.3**	Form of Debt Securities.

4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 6-K filed with the SEC on June 19, 2018 (File No. 000-30902)).

4.5**	Form of Warrant.

4.6**	Form of Unit Agreement.

5.1*	Opinion of Shibolet & Co., Law Firm.

5.2*	Opinion of Cooley LLP.

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2*	Consent of Shibolet & Co., Law Firm (included in Exhibit 5.1 to this registration statement on Form F-3).

23.3*	Consent of Cooley LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (included on signature page).

25.1+	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

107*	Filing Fee Table.
_____________
* Previously filed.
** To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
+ To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Holon, State of Israel, on April 14, 2023.

COMPUGEN LTD.
By:	/s/ Anat Cohen-Dayag
	Name:	Anat Cohen-Dayag, Ph.D.
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Anat Cohen-Dayag	President, Chief Executive Officer and Director (principal executive officer)	April 14, 2023
Anat Cohen-Dayag, Ph.D.

/s/ Alberto Sessa	Chief Financial Officer (principal financial and accounting officer)	April 14, 2023
Alberto Sessa

/s/ *	Chairman of the Board	April 14, 2023
Paul Sekhri

/s/ *	Director	April 14, 2023
Mathias Hukkelhoven, Ph.D.

/s/ *	Director	April 14, 2023
Gilead Halevy

/s/ *	Director	April 14, 2023
Kinneret Livnat Savitzky, Ph.D.

/s/ *	Director	April 14, 2023
Sanford Zweifach

/s/ *	Director	April 14, 2023
Eran Perry
* By: /s/ Anat Cohen-Dayag Anat Cohen-Dayag Attorney-in-Fact		April 14, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Compugen USA, Inc., the duly authorized representative in the United States of Compugen Ltd., has signed this Amendment No. 1 to the Registration Statement on April 14, 2023.

COMPUGEN USA, INC.

By:	/s/ Julia Decker
	Name:	Julia Decker
	Title:	Treasurer and Director of Finance of Compugen USA, Inc.